UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: January 24, 2023
(Date of earliest event reported)

Ollie's Bargain Outlet Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37501	80-0848819
(Commission File Number)	(IRS Employer Identification No.)

6295 Allentown Boulevard
Suite 1
Harrisburg, Pennsylvania	17112
(Address of principal executive offices)	(Zip Code)
(717) 657-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.001 par value	OLLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 1.01	Entry into a Material Definitive Agreement.

On January 24, 2023, the subsidiaries of Ollie’s Bargain Outlet Holdings, Inc., a Delaware corporation, party to that certain amended and restated credit agreement (the “Credit Agreement”), dated as of May 22, 2019, with Manufacturers and Traders Trust Company as administrative agent (the “Agent”), the other agents party thereto and the lenders party thereto, entered into the First Amendment (the “Amendment”) with the Agent to amend the Credit Agreement to replace the LIBOR-based interest rates with SOFR-based interest rates and modify the provisions for determining an alternative rate of interest upon the occurrence of certain events relating to the availability of interest rate benchmarks.

The foregoing description of the terms and conditions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment (including the conformed amended Credit Agreement, which is attached as Annex A thereto), which Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description
10.1
First Amendment, dated as of January 24, 2023, to Amended and Restated Credit Agreement, among Bargain Parent, Inc., OBO Ventures, Inc. and certain subsidiaries, as borrowers, Manufacturers and Traders Trust Company, as Administrative Agent, and certain lenders party thereto.

104	Cover Page Interactive Data File –the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

	By:	/s/ James J. Comitale

		Name:	James J. Comitale
		Title:	Senior Vice President, General Counsel & Corporate Secretary

Date: January 26, 2023